                                                                   EXHIBIT 10.33



                     PARTNERSHIP INTEREST PLEDGE AGREEMENT


                           Dated as of May 28, 1999


                                     Among


                         CAITHNESS NAVY II GROUP, LLC,
                     a Delaware limited liability company,

                             NEW CTC COMPANY, LLC,
                     a Delaware limited liability company,


                                      and


                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                              as Collateral Agent

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----
PREFACE..............................................................   1
1.  DEFINITIONS......................................................   2
2.  ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST................   2
3.  DOCUMENTS........................................................   3
4.  EVENTS OF DEFAULT................................................   4
5.  REMEDIES.........................................................   4
6.  REMEDIES CUMULATIVE; DELAY NOT WAIVER............................   7
7.  COVENANTS AND REPRESENTATIONS OF PLEDGORS........................   7
8.  CERTAIN CONSENTS AND WAIVERS.....................................  10
9.  BORROWER'S CONSENT AND COVENANTS.................................  11
10. ATTORNEY-IN-FACT.................................................  11
11. PLACE OF BUSINESS; LOCATION OF RECORDS...........................  12
12. PERFECTION; FURTHER ASSURANCES...................................  12
13. CONTINUING ASSIGNMENT AND SECURITY INTEREST;
    TRANSFER OF LOANS................................................  13
14. LIABILITY........................................................  13
15. ATTORNEYS' FEES..................................................  13
16. SEVERABILITY.....................................................  14
17. SUCCESSORS AND ASSIGNS...........................................  14

18. HEADINGS.........................................................  14
19. GOVERNING LAW....................................................  14
20. TIME.............................................................  14
21. REFERENCES TO OTHER DOCUMENTS....................................  14
22. REINSTATEMENT....................................................  14
23. STATUTE OF LIMITATIONS...........................................  15
24. ENTIRE AGREEMENT.................................................  15
25. COUNTERPARTS.....................................................  15
26. WAIVER OF JURY TRIAL.............................................  15
27. REGARDING THE COLLATERAL AGENT...................................  15

                             COSO POWER DEVELOPERS

                     PARTNERSHIP INTEREST PLEDGE AGREEMENT


This Partnership Interest Pledge Agreement ("Agreement"), dated as of May 28,
                                             ---------
1999, is entered into by and among COSO POWER DEVELOPERS, a California general partnership ("Borrower"), CAITHNESS NAVY II GROUP, LLC, a Delaware limited
              --------
liability company ("CNG"), NEW CTC COMPANY, LLC, a Delaware limited liability
                    ---
company ("NEW CTC") (each of CCH and NEW CTC a "Pledgor," and, collectively, the
          -------                               -------
"Pledgors"), and U.S. BANK TRUST NATIONAL ASSOCIATION in its capacity as
 --------
collateral agent ("Collateral Agent") for U.S. BANK TRUST NATIONAL ASSOCIATION in its capacity as trustee ("Trustee") for the holders of all senior secured
                             -------
notes issued pursuant to that certain Indenture dated as of May 28, 1999 (the "Indenture"), among Borrower, Trustee, COSO ENERGY DEVELOPERS, a California
 ---------
general partnership ("BLM"), COSO FINANCE PARTNERS, a California general
                      ---
partnership ("Navy II"), and CAITHNESS COSO FUNDING CORP., a Delaware
              -------
corporation (the "Issuer") (such notes, the "Senior Secured Notes" and the
                  ------                     --------------------
holders thereof, the "Holders of the Senior Secured Notes").
                      -----------------------------------


                                    PREFACE
                                    -------

A. Issuer has, as of the date of this Agreement, issued $413,000,000 of the Senior Secured Notes, the proceeds of which will be used to make loans to Borrower, Navy I and BLM.


B. CNG and NEW CTC are general partners in Borrower pursuant to that certain General Partnership Agreement of COSO POWER DEVELOPERS, as amended and restated as of May 28, 1999 (the "Partnership Agreement").
                         ---------------------

C.   Pursuant to a Guarantee dated as of even date herewith (the "Guarantee"),
                                                                  ---------
Borrower has guaranteed to Trustee and the Holders of the Senior Secured Notes the payment and performance of Issuer's obligations under the Senior Secured Notes and the Indenture.

D. As a condition precedent to the sale of the Senior Secured Notes, the Borrower and Pledgors are required to have executed this Agreement as security for the payment and performance of Borrower's obligations under the Guarantee.

                                   AGREEMENT
                                   ---------

     In consideration of the premises herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Pledgors hereby agree with Collateral Agent for the benefit of Trustee and the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, as follows:

          1.   Definitions.
               -----------

          (a) Unless otherwise defined, all capitalized terms used herein which are defined in the Indenture shall have their respective meanings therein defined, and all terms, defined in the UCC shall have the respective meanings given to those terms in the UCC.

          (b)  "UCC" shall mean the Uniform Commercial Code as the same may,
                ---
from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          (c)  "Qualifying Facility" shall mean a qualifying small power
                -------------------
production facility in accordance with PURPA and the rules and regulations of FERC under PURPA relating thereto.

          (d)  "FPA" shall mean the Federal Power Act of 1925, as amended.
                ---

          (e)  "PUHCA" shall mean the Public Utility Holding Company Act of
                -----
1935, as amended.

          (f)  "PURPA" shall mean the Public Utility Regulatory Policies Act of
                -----
1978, as amended, and the regulations promulgated thereunder.

          2.   Assignment, Pledge and Grant of Security Interest.
               -------------------------------------------------

          (a) To secure the timely payment and performance of the Obligations (as defined below), each Pledgor hereby assigns and pledges to Collateral Agent for the benefit of the Trustee, the Holders of the Senior Secured Notes and all Permitted Additional Senior Lenders, if any, and grants to Collateral Agent for the benefit of the Trustee, the Holders of the Senior Secured Notes and all Permitted Additional Senior Lenders, if any, a security interest in all the estate, right, title and interest of each such Pledgor, now owned or hereafter acquired, in, to and under any and all of the following (the "Collateral"):
                                                              ----------

     Such Pledgor's partnership interest in Borrower, including without limitation such Pledgor's (i) rights to receive all income, gain, profit, loss or other items allocated or distributed to such Pledgor under the Partnership Agreement, (ii) rights to receive all distributions of any nature whatsoever by Borrower with respect to such partnership interest; provided that the Collateral shall not include any Restricted Payments made pursuant to the terms of the Deposit and Disbursement Agreement, (iii) capital or ownership interest, including capital accounts, in Borrower, and all accounts, deposits or credits of any kind with Borrower, (iv) voting rights in or rights to control or direct the affairs of Borrower, (v) right, title and interest, as a partner in Borrower, in or to any and all of

     Borrower's assets or properties, (vi) other rights, title and interest in or to Borrower, and all rights to receive income, profit or other distributions from Borrower, of any nature whatsoever, in each case, as such rights are derived from such Pledgor's partnership interests in Borrower, (vii) claims for damages arising out of or for breach of or default relating to the Collateral, and (viii) rights to terminate, amend, supplement, modify or waive performance under the Partnership Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, along with all of the proceeds of any of the above and all "general intangibles" (as such term is defined in the UCC) constituting any of the above.

          (b) This Agreement and all of the Collateral secure the payment and performance of Borrower's obligations under the Guarantee, including, but not limited to, the payment of all amounts owed to Collateral Agent, Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Guarantee, including all interest, fees, charges, expenses, attorney's fees and accountant's fees (all such obligations being herein called the "Obligations").
                   -----------

          3.   Documents.
               ---------

          (a) At any time and from time to time upon the request of Collateral Agent, each Pledgor will (i) deliver and pledge to Collateral Agent, endorsed and/or accompanied by such evidence of assignment and transfer, in such form and substance as Collateral Agent may request, any and all instruments, documents, chattel paper and/or general intangibles relating to the Collateral as Collateral Agent may specify; (ii) give, execute, deliver, file and/or record any notice, statement, instrument, document, agreement or other papers that may be reasonably necessary, as Collateral Agent may reasonably request, in order to create, preserve, perfect or validate the assignment and security interest granted pursuant hereto or to enable Collateral Agent to exercise and enforce its rights hereunder or with respect to such assignment and security interest; and (iii) keep and stamp or otherwise mark any and all documents and its individual books and records relating to Collateral in such manner as Collateral Agent may require.

          (b) Pledgor agrees that, from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or required, or that Collateral Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will execute and file such financing or continuation statements or amendments thereto and such other instruments, endorsements or notices as may be necessary or required, or as the Collateral Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby. Notwithstanding the foregoing, Collateral Agent shall have no obligation in respect of filing such statements or the perfection or preservation of such security interests.

          (c) If any default by any Pledgor under the Partnership Agreement shall occur, Collateral Agent shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Borrower and the relevant Pledgor. Collateral Agent shall have a period of sixty (60) days after giving such notice in which to cure such default. In the event that any such default (except monetary defaults) shall not be reasonably curable within such 60-day period, neither Borrower nor any Person acting on behalf of Borrower, including without limitation a general partner of Borrower, shall exercise any remedies thereunder if Collateral Agent shall, within such 60 day period, initiate action to cure such default and proceed diligently to the curing thereof. Any cure by Collateral Agent of a Pledgor's default under the Partnership Agreement shall not be construed as an assumption by Collateral Agent, Trustee, any of the Holders of the Senior Secured Notes or any Permitted Additional Senior Lender of any obligations, covenants or agreements of any Pledgor under the Partnership Agreement, and neither Collateral Agent, Trustee, nor any Permitted Additional Senior Lender shall be liable for any action taken pursuant to this Section 3(c) to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of any Pledgor under the Partnership Agreement.


          4.   Events of Default.  The occurrence and continuance of any of the
               -----------------
following events ("Events of Default") whatever the reason for such Event of
                   -----------------
Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default hereunder and shall entitle Collateral Agent (subject to the Indenture) to exercise any and all of its rights and remedies hereunder or at law:


          (a) the occurrence (whether as a result of acts or omissions by Borrower or the Issuer) of an Event of Default under the Indenture; or


          (b) the failure on the part of a Pledgor to observe or perform any covenant, condition or agreement on its part to be observed or performed under, or the breach of any representation or warranty of a Pledgor contained in, this Agreement or the Partnership Agreement and such failure continues uncured for 30 or more days from the date a Responsible Officer of such Pledgor receives notice thereof from the Collateral Agent; provided that if such Pledgor commences and diligently pursues efforts to cure such default within such 30-day period, such Pledgor may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 60 days so long as such Pledgor is diligently pursuing such cure.

          5.   Remedies.
               --------

          (a) If any Event of Default has occurred and is continuing, Collateral Agent shall have the right, at its election, but not the obligation, to do any of the following, with respect to the defaulting Pledgor: (i) subject to Section 5(e) below and applicable law, vote or exercise any and all of such Pledgor's rights or powers under the Partnership Agreement, including any rights or powers to manage or control Borrower; (ii) subject to Section 5(e) and applicable law demand, sue for, collect or receive any money or property at any time payable to or receivable by such Pledgor on account of or in exchange for all or any part of the Collateral; (iii) institute and prosecute any action at law or suit in equity or other proceeding to collect or enforce any Obligations or rights hereunder or in the Collateral, including specific enforcement of any covenant or agreement contained herein or in the Partnership Agreement, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iv) sell or otherwise dispose of any or all of the Collateral or cause all or any part of the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as Collateral Agent may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice which under applicable law cannot be waived), and any Holder of the Senior Secured Notes, any Permitted Additional Senior Lender, or any other Person may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of such Pledgor or Borrower, any such demand, notice or right and equity being hereby expressly waived and released (to the extent permitted by applicable law); (v) incur expenses, including reasonable attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (vi) perform any obligation of such Pledgor hereunder or under the Partnership Agreement; (vii) secure the appointment of a receiver for such Pledgor (to the extent and in the manner permitted by applicable law); or (viii) exercise any other or additional rights or remedies granted to a secured party under the UCC. If, pursuant to applicable law, prior notice of any such action is required to be given to such Pledgor or Borrower, such Pledgor and Borrower hereby acknowledges and agrees that the minimum time required by such applicable law, or if no minimum is specified, ten
(10) Business Days, shall be deemed a reasonable notice period.

          (b) In addition to the foregoing remedies, Collateral Agent (subject to Section 3(c)) may, but shall not be obligated to, cure any Event of Default and incur reasonable fees, costs and expenses in doing so, in which event Borrower or the relevant Pledgor shall immediately reimburse Collateral Agent on demand for all such fees, costs and expenses, together with interest on the total amount at a rate equal to the "Prime Rate" of Bankers Trust Company, as such rate is announced from time to time, plus one percent (1%) (the "Default Rate"). Subject to the such Pledgor's rights described in paragraph (c) below to contest certain claims, taxes, assessments, charges, liens and encumbrances, Collateral Agent shall be the sole judge of the validity of any adverse claims, taxes, assessments, charges, liens or encumbrances pertaining to the Collateral, and the amount to be paid in satisfaction thereof, and of the necessity therefor, provided Collateral Agent shall be under no obligation to do any such acts or to make any such payments.


          (c) Each Pledgor may contest in good faith any taxes, assessments and other governmental charges in connection with the Collateral and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Pledgor is in good faith contesting the same, so long as (i) reserves have been established in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made, (ii) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest, and (iii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is immediately paid after resolution of such contest. Additionally, each Pledgor may contest in good faith Liens for any tax, assessment or other governmental charge, by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Collateral, title thereto or any interest therein, or (ii) in connection with such proceedings a bond or other security has been posted or provided in such manner and amount as to provide that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined.

          (d) All reasonable costs and expenses (including without limitation agents' and reasonable attorneys' fees and expenses) incurred by Collateral Agent, Trustee, any Holder of the Senior Secured Notes or Permitted Additional Senior Lender in connection with exercising any remedy provided for herein or at law, curing any Event of Default or performing any of a Pledgor's agreements contained herein or in the Partnership Agreement or in respect of any part of the Collateral, together with interest thereon computed at the Default Rate from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute indebtedness secured by this Agreement and shall be paid by such Pledgor or the Borrower to Collateral Agent, Trustee such Holder of the Senior Secured Notes or such Permitted Additional Senior Lender, as the case may be, on demand.

          (e) So long as no Event of Default has occurred and is continuing, each Pledgor reserves the right to exercise all of its rights under the Partnership Agreement (except as limited by the Indenture) and to receive all income and other distributions and payments from the Borrower in respect of the Collateral. Notwithstanding any other term or provision of this Agreement, each Pledgor shall be entitled to receive and retain for its own benefit and use all distributions and other payments paid by the Borrower to such Pledgor in respect of the Collateral prior to the occurrence of an Event of Default.

          (f) The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied in the order of priority specified in Section 5.10 of the Indenture. If all Obligations and any other amounts due under this Agreement have been indefeasibly paid, satisfied and discharged in full, any surplus then remaining shall be paid to Pledgors, if they are lawfully entitled to receive the same, or shall be paid to whomsoever a court of competent jurisdiction may direct.

          (g) The Collateral Agent shall not be deemed to make any representations as to the value or condition of the Collateral and shall incur no liability in respect thereof.

          6.   Remedies Cumulative; Delay Not Waiver.  No right, power or remedy
               -------------------------------------
herein conferred upon or reserved to Collateral Agent, Trustee, the Holders of the Senior Secured Notes or the Permitted Additional Senior Lenders, if any, is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of Collateral Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Collateral Agent.


          7.   Covenants and Representations of Pledgors.  Each Pledgor
               -----------------------------------------
covenants, agrees and represents, solely with respect to itself, as follows:

          (a) Pledgor will perform and comply, in all material respects, with all obligations and conditions on its part to be performed hereunder, under the Partnership Agreement or with respect to the Collateral.

          (b) Pledgor (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority under the laws of its state of organization to enter into the Partnership Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby;
(ii) is duly qualified, authorized to do business and in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (iii) has all requisite power and authority (W) to carry on its business as now being conducted and as proposed to be conducted by it, (X) to execute, deliver and perform this Agreement and the Partnership Agreement to which it is a party, in its individual capacity, (Y) to take all action as may be necessary to consummate the transactions contemplated thereunder, and (Z) to grant liens and security interest provided for in this Agreement; and (iv) has all requisite power and authority under the Partnership Agreement to execute and deliver, on behalf of Borrower, each Financing Document to which Borrower is a party.

          (c) Pledgor has (i) taken all necessary action to authorize the execution, delivery and performance of the Partnership Agreement and this Agreement and each Financing Document to which it is a party; and (ii) duly executed and delivered the Partnership Agreement and this Agreement and each Financing Document to which it is a party. Neither any Pledgor's execution and delivery of this Agreement and the other Financing Documents to which it is a party nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (i) does or will contravene the Partnership Agreement, the articles of incorporation or formation documents of such Pledgor or any other requirements of law applicable to or binding on such Pledgor or any of its properties, (ii) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or (iii) does or will require the consent or approval of any Person which has not already been obtained.

          (d) The Partnership Agreement has been duly authorized, executed and delivered by such Pledgor, has not been amended or otherwise modified, and is in full force and effect and is binding upon and enforceable against such Pledgor in accordance with its terms. There exists no default under the Partnership Agreement by such Pledgor.

          (e) This Agreement is the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except to the extent the enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and subject to general equitable principles.

          (f) Pledgor has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except such as may have been filed pursuant to this Agreement or the other Financing Documents or pursuant to the documents evidencing Permitted Liens.

          (g) Pledgor is the lawful owner of and has full right, title and interest in and to, the Collateral, subject to no mortgages, liens, charges, or encumbrances of any kind other than as granted pursuant to the Partnership Agreement, and has full power and lawful authority to pledge, assign and grant a security interest in the Collateral granted by it hereunder. Pledgor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral against any claims and demands which may affect to a material extent its title to, or the Collateral Agent's right or interest in, such Collateral.

          (h) Pledgor will not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to any part of the Collateral other than the rights and interests of the Collateral Agent, the Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, hereunder, Permitted Liens and rights of Pledgors under the Partnership Agreement. Pledgor will at its own cost and expense promptly take such action as may be necessary to discharge any such liens not so permitted.

          (i) Pledgor has not assigned any of its rights under the Partnership Agreement or any of the Collateral except as provided in this Agreement.

          (j) Any action or proceeding to enforce the rights granted or to protect or preserve the Collateral under this Agreement may be taken by Collateral Agent either in Pledgor's name or in Collateral Agent's name, as Collateral Agent may deem necessary.

          (k) Without the prior written consent of Collateral Agent, or as otherwise permitted by the Indenture, Pledgor shall not (i) terminate or make any material modification or amendment of the Partnership Agreement (unless required, in the opinion of Pledgor, to maintain the Project as a "qualifying facility"), (ii) fail to deliver to Collateral Agent a copy of each demand or notice received or given by it relating to the Partnership Agreement and which could reasonably be expected to have a material adverse effect upon the Collateral or Collateral Agent's rights therein, or (iii) sell, contract to sell, assign, transfer or dispose of any of the Collateral.

          (l) Pledgor shall give to Collateral Agent prompt written notice of any material default, event of default or event which with the giving of notice or the passage of time or both might become an event of default (however "default" or "event of default" may be defined) under the Partnership Agreement, whether by Borrower, such Pledgor, or any other Person, of which such Pledgor has actual knowledge or has received notice.

          (m) If a Pledgor in its capacity as a partner, whether general or limited, as applicable, receives any income or distribution of money or property of any kind in respect of the Collateral from the Borrower while an Event of Default has occurred and is continuing, such Pledgor shall hold such income or distribution of money or property as trustee for and shall deliver the same to Collateral Agent.

          (n) Pledgor will, at all times, keep accurate and complete records of the Collateral. Pledgor shall, at all times on three (3) Business Days' notice, permit representatives of Collateral Agent at any time during normal business hours of such Pledgor to inspect and make abstracts from such Pledgor's books and records pertaining to the Collateral. Upon the occurrence and continuance of any Event of Default, at Collateral Agent's request, Pledgor shall promptly deliver any and all such records to Collateral Agent.

          (o) Pledgor will give prompt notice in writing to Collateral Agent of any change in the location of the place of business where correspondence, notices or proceeds in connection with the Collateral are received or located or of any change in the location of the place of business where records concerning Collateral are kept.

          (p) Pledgor is not, and will not, as a result of becoming a general partner of Borrower, be or become, or cause Borrower to be or become or to be deemed by any Governmental Authority to be, solely as a result of the construction, ownership, leasing or operation of the Project, the sale of electricity therefrom or the entering into of any Financing Document or any transaction contemplated thereby, a "utility" or subject to or not exempt from regulation under the FPA (other than such regulation contemplated under 18 C.F.R. (S) 292.601(e)) or the PUHCA (other than Section 9(a)(2) of PUHCA) or under state laws and regulations respecting the rates or the financial or organizational regulation of public or electric utilities except as a Qualifying Facility under PURPA.

          (q) Pledgor will not do anything or cause, suffer or permit anything to be done, including without limitation sale or other transfer of a Pledgor's partnership interest in Borrower or of any stock, partnership interest or other ownership interest in any Pledgor (other than the exercise by others of remedies under the Financing Documents), which may cause the Project to lose its status as a Qualifying Facility.

          (r) Pledgor shall not register, or permit the Borrower to register, any other secured party as a "registered owner" (as defined in Section 8-301 of the New York UCC) of any partnership interest in Borrower.

          8.   Certain Consents and Waivers.
               ----------------------------

          (a) Each Pledgor hereby consents to each of the other Pledgors entering into this Agreement in favor of Collateral Agent for the benefit of the Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any. Each Pledgor specifically agrees that such action may, among other things, assign or delegate to Collateral Agent rights to cure defaults under the Partnership Agreement, to exercise voting rights and other rights to manage or control the Borrower, and to act as such other Pledgor's attorney-in-fact in a manner similar to the assignment and delegation of such rights provided herein. Each Pledgor (to the extent permitted by applicable law) agrees that it will recognize and accept such assignment and delegation and the exercise of such rights by Collateral Agent in connection with this Agreement and agrees that any option or rights of any Pledgor to acquire any of the Collateral from any other Pledgor pursuant to the Partnership Agreement shall be subordinate to any right of the Trustee in the Collateral created hereunder.

          (b) Each Pledgor hereby waives, to the maximum extent permitted by law (i) all rights under any law limiting remedies, including recovery of a deficiency, under an obligation secured by a deed of trust on real property if the real property is sold under a power of sale contained in the deed of trust, and all defenses based on any loss whether as a result of any such sale or otherwise, of Pledgor's right to recover any amount from Borrower, whether by right of subrogation or otherwise; (ii) all rights under any law to require Collateral Agent to pursue Borrower or any other Person, any security which Collateral Agent may hold, or any other remedy before proceeding against Pledgor; (iii) all rights of reimbursement or subrogation, all rights to enforce any remedy that Collateral Agent, the Trustee, the Holders of the Senior Secured Notes or the Permitted Additional Senior Lenders, if any, may have against Borrower, and all rights to participate in any security held by Collateral Agent until the Obligations have been paid and the covenants of the Indenture have been performed in full; (iv) all rights to require Collateral Agent to give any notices of any kind, including without limitation notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as expressly provided herein and in the Indenture; (v) all rights to assert the bankruptcy or insolvency of Borrower as a defense hereunder or as the basis for rescission hereof; (vi) all rights under any law purporting to reduce Pledgors' Obligations hereunder if Borrower's Obligations are reduced; (vii) all defenses based on the disability or lack of authority of Borrower or any Person, the repudiation of the Guarantees or any related Financing Documents by Borrower or any Person, the failure by Collateral Agent, the Trustee, the Holders of the Senior Secured Notes or any Permitted Additional Senior Lender, if any, to enforce any claim against Borrower, or the unenforceability in whole or in part of any Financing Document; (viii) all suretyship and guarantor's defenses generally; (ix) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Pledgor or its obligations under, or the enforcement by Collateral Agent of, this Agreement; (x) any requirement on the part of Collateral Agent, Trustee, the Holders of the Senior Secured Notes or any Permitted Additional Senior Lender, if any, to mitigate the damages resulting from any default; and (xi) except as otherwise specifically set forth herein, all rights of notice and hearing of any kind prior to the exercise of rights by Collateral Agent upon the occurrence and during the continuation of an Event of Default to repossess with judicial process or to replevy, attach or levy upon the Collateral. To the extent permitted by applicable law, each Pledgor waives the posting of any bond otherwise required of Collateral Agent in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of Collateral Agent, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between any Pledgor, Collateral Agent, Trustee, the Holders of the Senior Secured Notes or any Permitted Additional Senior Lender, if any. Each Pledgor further agrees that upon the occurrence and continuance of an Event of Default, Collateral Agent may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against Borrower, any security or any guarantor, even if the effect of that action is to deprive a Pledgor of the right to collect reimbursement from Borrower for any sums paid by such Pledgor to Collateral Agent, Trustee or any Holder of the Senior Secured Notes or any Permitted Additional Senior Lender, if any.

          (c) If Collateral Agent may, under applicable law, proceed to realize its benefits under any of the Financing Documents giving Collateral Agent a Lien upon any Collateral, whether owned by any Borrower, any Pledgor or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, Collateral Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Collateral Agent under this Agreement. In the event Collateral Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Financing Documents, Collateral Agent may bid all or less than the amount of Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether Collateral Agent or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

          9.   Borrower's Consent and Covenants.  Borrower hereby consents to
               --------------------------------
the assignment of and grant of a security interest in the Collateral to Collateral Agent and to the exercise by Collateral Agent of all rights and powers assigned or delegated to Collateral Agent by each Pledgor hereunder, including without limitation the rights upon and during an Event of Default to exercise such Pledgor's voting rights and other rights under the Partnership Agreement to manage or control Borrower, subject to the notice and other requirements of applicable law. Borrower further agrees to perform all covenants and obligations herein which, by their express or implied terms, are to be performed by Borrower.

          10.  Attorney-in-Fact.  Each Pledgor hereby irrevocably constitutes
               ----------------
and appoints Collateral Agent its true and lawful attorney-in-fact to enforce all rights of Pledgor with respect to the Collateral, including without limitation, the right to vote, demand, receive and enforce Pledgor's rights with respect to the Collateral, and to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of the Pledgor or, at the option of Collateral Agent, in the name of Collateral Agent, with the same force and effect as Pledgor could do if this Agreement had not been made; provided, however, Collateral Agent shall not exercise such rights except upon
--------  -------
the occurrence and during the continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.

          11.  Place of Business; Location of Records.
               --------------------------------------

          (a) Unless Collateral Agent is otherwise notified, the place of business and chief executive office of each respective Pledgor is and all records of each respective Pledgor concerning the Collateral are and will be located at the following addresses:

          Caithness Navy II Group, LLC
          c/o Caithness Energy, L.L.C.,
          1114 Avenue of the Americas, 41st Floor
          New York, New York 10036-7790

          New CTC Company, LLC
          c/o Caithness Energy, L.L.C.,
          1114 Avenue of the Americas, 41st Floor
          New York, New York 10036-7790

          (b) All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 10.02 of the Indenture. Notices to each Pledgor may be given at the address of Borrower set forth in such Section
10.02 above. Notices to Collateral Agent shall be given to Collateral Agent c/o Trustee at its address set forth in such Section 10.02.

          12.  Perfection; Further Assurances.
               ------------------------------

          (a) Each Pledgor agrees that from time to time, it will promptly execute and deliver all instruments and documents as required by Section 3(a) hereof. Without limiting the generality of the foregoing, each Pledgor will (i) deliver the Collateral or any part thereof to Collateral Agent, as Collateral Agent may request, accompanied by such duly executed instruments of transfer or assignment as Collateral Agent may request, and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

          (b) Each Pledgor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any instruments of further assurance, and (except as otherwise provided in the Indenture) all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

          (c) Each Pledgor shall give Collateral Agent at least forty-five (45) days prior written notice before it changes the location of its place of business and chief executive office and shall at the expense of Borrower execute and deliver such instruments and documents as may be required by Collateral Agent to maintain a prior perfected security interest in the Collateral.

          13.  Continuing Assignment and Security Interest; Transfer of Loans.
               --------------------------------------------------------------
This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon Borrower, Pledgors, and their respective successors and assigns, and (iii) inure, together with the rights and remedies provided herein, to the benefit of Collateral Agent, the Holders of the Senior Secured Notes, the Permitted Additional Senior Lenders, if any, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to Section 2.06 of the Indenture, any of the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, may assign or otherwise transfer all or any part of or interest in their Senior Secured Notes to any other Person to the extent permitted by and in accordance with the Indenture, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Holders of the Senior Secured Notes herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Collateral Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the Obligations. Upon the payment and performance in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgors. Upon any such termination, Collateral Agent shall, at Pledgors' expense, execute and deliver to Pledgors such documents as Borrower or Pledgors shall reasonably request to evidence such termination. If this Agreement shall be terminated or revoked by operation of law, Pledgors will indemnify and save Collateral Agent, the Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, harmless from any loss which may be suffered or incurred by Collateral Agent, Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, in acting hereunder prior to the receipt by Collateral Agent, its successors, transferees or assigns of written notice of such termination or revocation.

          14.  Liability.  The obligations hereunder are subject to the
               ---------
limitations set forth in Section 6.11 of the Credit Agreement, the provisions of which are hereby incorporated by reference.

          15.  Attorneys' Fees.  In the event any legal action or proceeding
               ---------------
(including without limitation any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred therein from the losing party, and, if a judgment or award is entered in any such action or proceeding, such attorneys' fees and other costs and expenses may be made a part of such judgment or award.

          16.  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          17.  Successors and Assigns.  All covenants and agreements contained
               ----------------------
herein shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns; provided, however, that such Pledgor or Borrower shall cause its assignee to pledge the assigned Collateral to the Collateral Agent pursuant to an agreement in substantially the form of this Agreement.

          18.  Headings.  The headings of the various sections herein are for
               --------
convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          19.  Governing Law.  This Agreement, including all matters of
               -------------
construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

          20.  Time.  Time is of the essence of this Agreement.
               ----

          21.  References to Other Documents.  All defined terms used in this
               -----------------------------
Agreement which refer to other documents shall be deemed to refer to such other documents as they may be amended, supplemented or replaced from time to time, provided such documents were not amended in breach of a covenant contained in any agreement to which any Pledgor, Borrower, Collateral Agent or Trustee is a party.

          22.  Reinstatement.  This Agreement shall continue to be effective or
               -------------
be reinstated, as the case may be, if at any time any amount received by Collateral Agent in respect of the Obligations is rescinded or must otherwise be restored or returned by Collateral Agent upon the insolvency, bankruptcy, reorganization, liquidation of any Pledgor or Borrower or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for any Pledgor or Borrower or any substantial part of any Pledgor's or Borrower's assets, or otherwise, all as though such payments had not been made.

          23.  Statute of Limitations.  Each Pledgor hereby waives the right to
               ----------------------
plead any statute of limitations as a defense to any indebtedness or obligation hereunder or secured hereby to the full extent permitted by law.

          24.  Entire Agreement.  This Agreement, together with any other
               ----------------
agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and condition thereof.

          25.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

          26.  Waiver of Jury Trial.  EACH PLEDGOR, BORROWER AND COLLATERAL
               --------------------
AGENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENTS OR FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE COLLATERAL AGENT, BORROWER OR ANY PLEDGOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

          27.  Regarding the Collateral Agent.   The Collateral Agent shall be
               ------------------------------
afforded all of the rights, powers, protections, immunities and indemnities set forth in that certain Security Agreement dated as of the date hereof between Borrower and Collateral Agent as if the same were specifically set forth herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Pledgors, Borrower and Collateral Agent have caused this Partnership Interest Pledge Agreement to be duly executed by their partners and officers thereunto duly authorized, as of the day and year first above written.



                    New CTC Company, LLC,
                    a Delaware limited liability company,
                    its Managing General Partner

                    By:       /s/ Christopher T. McCallion
                              ----------------------------
                              Christopher T. McCallion
                              Executive Vice President

                    Caithness Navy II Group, LLC,
                    a Delaware limited liability company,
                    its General Partner

                              By:  /s/ Christopher T. McCallion
                                   ----------------------------
                                   Christopher T. McCallion
                                   Executive Vice President




                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                    as Collateral Agent

                    By:  /s/ Judy P. Manansala
                       -----------------------
                       Name:  Judy P. Manansala
                              -----------------
                       Title:  Trust Officer
                               -------------

                              ACCEPTED AND AGREED
                              -------------------


                    COSO POWER DEVELOPERS,
                    a California general partnership

                    By:  New CTC Company, LLC,
                         a Delaware limited liability company,
                         its Managing General Partner

                         By:  /s/ Christopher T. McCallion
                              ----------------------------
                              Christopher T. McCallion
                              Executive Vice President


                    By:  Caithness Navy II Group, LLC,
                         a Delaware limited liability company,
                         its General Partner

                         By:  /s/ Christopher T. McCallion
                              ----------------------------
                              Christopher T. McCallion
                              Executive Vice President